Exhibit 99.8

FORM OF
NOTICE OF IMPORTANT TAX INFORMATION
CYTOSORBENTS CORPORATION

This notice is provided in connection with the prospectus of CytoSorbents Corporation (the “Company”) dated ____________, 2024.

Under the U.S. federal income tax laws, distributions (including constructive distributions) that may be made by the Company of certain non-transferable subscription right warrants (the “Subscription Rights”) entitling holders of common stock to purchase units (a “Unit”), each of which will consist of one share of common stock, one Series A Right Warrant to purchase one share of common stock (“Series A Right Warrants”), and one Series B Right Warrant to purchase one share of common stock (“Series B Right Warrants” and, together with the Series A Right Warrants, the “Right Warrants”), may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding and timely and properly establishes an exemption from backup withholding or (ii) furnishes the payer with certain identifying information (such as the registered owner’s taxpayer identification number (“TIN”)) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Subject to the succeeding paragraph, each holder that exercises subscription rights and wants to avoid backup withholding must, unless an exemption applies, provide the subscription agent, as the Company’s agent in respect of the exercised subscription rights, with such holder’s correct TIN and certain other certifications by completing the enclosed Form W-9 (Request for Taxpayer Identification Number and Certification). The TIN that must be provided is the TIN of the record owner of the subscription rights. If such record owner is an individual, the TIN is generally the taxpayer’s social security number. For most entities, the TIN is the employer identification number. If the subscription rights are in more than one name or are not in the name of the actual owner, consult the enclosed Form W-9 (Request for Taxpayer Identification Number and Certification) for additional guidelines on which number to report. If the subscription agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the Internal Revenue Service (“IRS”).

Certain holders (including, among others, certain corporations and foreign persons) are not subject to these backup withholding rules. In general, in order for a holder that is a “U.S. person” for U.S. federal income tax purposes to qualify as an exempt recipient, that holder must timely submit a properly completed Form W-9 attesting to such holder’s exempt status. See the enclosed Form W-9 (Request for Taxpayer Identification Number and Certification) for additional instructions. In general, in order for a holder that is not a “U.S. person” for U.S. federal income tax purposes to qualify as an exempt recipient, that holder must timely submit a properly completed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals), Form W-8BENE, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) or other appropriate Form W-8, signed under the penalties of perjury, attesting to such holder’s foreign status. Such Form W-8BEN or Form W-8BEN-E or other documentation may be obtained from the subscription agent. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently at a 30% rate (or, if certain tax treaties apply, such applicable lower rate) or withholding tax at a rate of 30% under the Foreign Account Tax Compliance Act (“FATCA”) unless an exemption from FATCA withholding is certified. Holders are urged to consult their own tax advisors to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies to an exercising holder, the Company or the subscription agent, as the case may be, will be required to withhold (currently at a 24% rate) on any reportable payments made to such holder. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is timely provided to the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely provided to the IRS.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE BACKUP WITHHOLDING RULES TO THEM.